CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2002 and May 7, 2003 relating to the 2001 consolidated financial statements of USURF America, Inc. and Subsidiaries.




Postlethwaite & Netterville, CPAs


Baton Rouge, LA
November 17, 2003